EXHIBIT 10.27

                             SUBSCRIPTION AGREEMENT


     THIS SUBSCRIPTION AGREEMENT (this "Agreement") dated as of May ____, 2002 (the "Closing Date"), is made by and among AURA SYSEMS, INC., a Delaware corporation (the "Company"), and THE PURCHASERS LISTED ON THE SIGNATURE PAGE HEREOF (the "Purchasers").

     The Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, a total of _________ shares of the Company's common stock, par value $.005 (the "Common Stock"), with registration rights (collectively, the "Stock"), for an aggregate purchase price of _____________ (the "Purchase Price"), upon and subject to the terms and conditions set forth herein. As used herein, the term "Offering" shall mean the offering of the Stock and the Additional Securities (collectively the "Securities") by the Company to the Purchasers. Certain other capitalized terms used herein are defined in Section 5.

     Accordingly, in consideration of the premises and the mutual covenants, obligations and agreements contained herein, the Purchasers and the Company hereby agree as follows:

     1. Purchase and Sale of the Stock.

     1.1. Purchase and Sale. Upon and subject to the terms and conditions set forth herein and in exchange for payment by each Purchaser of its respective portion of the Purchase Price, the Company hereby agrees to issue and sell to such Purchaser, and such Purchaser hereby agrees, severally but not jointly, to purchase from the Company, its respective portion of the Stock, all as specified opposite the name of such Purchaser on the signature page hereof, at a closing ("the Closing") to be held on May ____, 2002 (the "Closing Date").

     1.2. Registration Rights Agreement. As a condition to consummating any such purchase and sale of the Stock hereunder, the Company and the Purchasers shall enter into a Registration Rights Agreement dated concurrently herewith (the "Registration Rights Agreement" and together with this Agreement, collectively the "Agreements") to grant the Purchasers certain registration rights for the Securities.

     2. Representation, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to each Purchaser as follows, on and as of the date of this Agreement and the Closing Date (if different):

     2.1. Accuracy of Reports. All reports required to be filed by the Company since and including the filing of the Company's Form 10-K for the fiscal year ended February 28, 2001 to and including the Closing Date (collectively, the "SEC Reports") have been duly filed with the Securities and Exchange Commission. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to the SEC Reports. None of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports complied as of their respective dates of filing in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the Securities and Exchange Commission) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company has on a timely basis made all filings required to be made by the Company with the Securities and Exchange Commission. Since February 28, 2001, there has been no material adverse change in the condition (financial or otherwise), business, operations, assets, liabilities or prospects of the Company, except as set forth in the SEC Reports.

     2.2. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business.

     2.3. Valid Issuance and Voting Rights. The Securities have been duly and validly authorized and, when issued and/or paid for pursuant to the Agreements, will be validly issued, fully paid and nonassessable. Except as set forth in the Agreements and as otherwise required by law, there are no restrictions upon the voting or transfer of the Securities pursuant to the Certificate of Incorporation, By-laws or other governing documents of the Company or any agreement or other instruments to which the Company is a party or by which the Company is bound.

     2.4. Authorization; Enforceability. The Company has all corporate right, power and authority to enter into the Agreements and to consummate the transactions contemplated by the Agreements. The Agreements have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and/or sale of the Securities contemplated by the Agreements will not give rise to any preemptive rights or rights of first refusal on behalf of any Person.

     2.5. No Conflict; Governmental Consents.

     (a) The execution and delivery by the Company of the Agreements and the consummation of the transactions contemplated by the Agreements will not result in the violation by the Company of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation, By-laws or other governing documents of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture, securities purchase agreement, registration rights agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

     (b) No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of the Agreements or with the authorization, issue and/or sale of the Securities, except such filings as may be required to be made with the Securities and Exchange Commission, or with any state or foreign blue sky or securities regulatory authority. The Company shall make all such filings on a timely basis. The Offering is exempt from the registration requirements of the Securities Act and applicable state or foreign blue sky or securities laws. The Company is eligible to register the resale of the Securities as a secondary offering on a registration statement on Form S-3 under the Securities Act as contemplated by the Registration Rights Agreement.

     2.6. Licenses. The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects in compliance therewith.

     2.7. Capitalization. The total authorized capital stock of the Company on the Closing Date (after giving effect to the transactions contemplated by the Agreements and any related transactions) consists of (i) 500,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $.005 (the "Preferred Stock"). Of such authorized Common Stock, ________________shares are issued and outstanding on the Closing Date (after giving effect to the transactions contemplated by the Agreements and any related transactions). Of such authorized Preferred Stock, no shares are issued and outstanding on the Closing Date (after giving effect to the transactions contemplated by the Agreements and any related transactions). Except for (A) __________shares of Common Stock issuable upon exercise of stock options granted, and _______ shares of Common Stock issuable upon exercise of stock options available for grant, under the Company's Stock Option Plans, (B) _______shares of Common Stock issuable upon exercise of outstanding warrants, (C) ________________________________, and (D) the Securities issuable pursuant to the Agreements, there are no outstanding securities convertible into or exchangeable for capital stock of the Company, there are no shares of capital stock of the Company that have been reserved for issuance and there are no outstanding options, warrants or other rights to subscribe for or purchase from the Company any shares of capital stock of the Company or any securities convertible into or exchangeable for capital stock of the Company on the Closing Date (after giving effect to the transactions contemplated by the Agreements and any related transactions).

     2.8. Brokers. [[Digital Offering] is acting as placement agent on behalf of the Company for [a portion of] the Offering, and the Company shall be solely responsible for paying all fees, commissions or other payments (whether in the form of cash, stock, warrants or other consideration) owing to [Digital Offering] in connection therewith, as separately agreed between [Digital Offering] and the Company. _________________________.] The Company shall
indemnify  and  hold  harmless  the  Purchasers   from  and  against  all  fees,
commissions or other payments owing to [Digital Offering] or any other Person acting or purporting to act on behalf of the Company, directly or indirectly, as a broker, finder or intermediary.

     3. Representations, Warranties and Covenants of Each Purchaser. Each Purchaser, severally but not jointly, hereby represents and warrants to the Company as follows, on and as of the date of this Agreement and the Closing Date (if different):

     Risk of Investment. Such Purchaser understands that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (i) only investors who can afford the loss of their entire investment should consider investing in the Company or the Securities, (ii) such Purchaser may not be able to liquidate its investment, (iii) transferability of the Securities is limited under applicable securities laws, and (iv) an investment in the Securities involves risks described in the SEC Reports.

     3.2. Lack of Liquidity. Such Purchaser confirms that it is able (i) to bear the economic risk of this investment, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment.

     3.3. Purchaser Capacity. Such Purchaser hereby represents that such Purchaser, by reason of such Purchaser's business or financial experience, has the capacity to protect such Purchaser's own interests in connection with the transactions contemplated by the Agreements.

     3.4. Receipt of Information. Such Purchaser hereby acknowledges that such Purchaser has reviewed the SEC Reports, and hereby represents that it has been furnished by the Company, during the course of this transaction, with all information regarding the Company which such Purchaser has requested, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering and the affairs of the Company and has received any additional information which such Purchaser has requested, it being understood that neither this nor any other representation or warranty by any such Purchaser is intended to reduce any representation or warranty by the Company.

     3.5. Reliance on Information. Such Purchaser has relied upon the information provided by the Company in the SEC Reports and in this Agreement in making the decision to invest in the Securities. To the extent deemed necessary or advisable by it, such Purchaser has retained, at the sole expense of such Purchaser, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Agreements and an investment in the Securities.

     3.6. No Solicitation. Such Purchaser represents that no Securities were offered or sold to such Purchaser by means of any form of general solicitation or general advertising, and in connection therewith such Purchaser has not (i) received or reviewed any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available, or (ii) attended any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

     3.7. Registration. Such Purchaser hereby acknowledges that the Offering has not been reviewed by the Securities and Exchange Commission or any state regulatory authority, since the Offering is intended to be exempt from the registration requirements of Section 6 of the Securities Act pursuant to Regulation D. Such Purchaser shall not sell or otherwise transfer the Securities unless a subsequent disposition is registered under the Securities Act or is exempt from such registration.

     1.1. Purchase for own Account. Such Purchaser understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon such Purchaser's investment intention. In this connection, such Purchaser hereby represents that it is purchasing Securities for its own account for investment and not with a view toward the resale or distribution to others or for resale in connection with any distribution or public offering (within the meaning of the Securities Act), nor with any present intention of distributing or selling the same and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation or commitment providing for the disposition thereof. Such Purchaser was not formed for the purpose of purchasing the 3.8. Securities. Notwithstanding the foregoing, the disposition of such Purchaser's property shall be at all times within such Purchaser's own control, and such Purchaser's right to sell or otherwise dispose of all or any part of the Securities, including without limitation pursuant to any registration contemplated by the Registration Rights Agreement, shall not be prejudiced; provided that such Purchaser complies with Section 3.10. Nothing herein shall prevent the distribution of any Securities to any member, partner or stockholder, former member, partner, or stockholder of such Purchaser in compliance with the Securities Act and applicable state securities laws.

     3.9. Holding Period. Such Purchaser understands that the Securities are subject to significant limitations on resale under applicable securities laws. Such Purchaser understands that reliance upon Rule 144 under the Securities Act for resales of the Securities requires, among other conditions, a one-year holding period prior to the resale (such resale after such one year holding period being further subject to sales volume limitations). Such Purchaser understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act, any applicable state securities or "blue sky" laws or any applicable foreign securities laws, except as set forth in the Registration Rights Agreement.

     3.10. Legends. Each such Purchaser consents to the placement of the legend set forth below, or a substantial equivalent thereof, on any certificate or other document evidencing the Stock:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

     Such Purchaser further consents to the placement of one or more restrictive legends on any Securities issued in connection with this Offering as may be required by applicable securities laws. Such Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities.

     3.11. Residence of Purchaser. Such Purchaser hereby represents that the address of such Purchaser furnished by such Purchaser on the signature page hereof is such Purchaser's principal business address.

     3.12. Authorization; Enforceability. Such Purchaser represents that such Purchaser has full power and authority (corporate, statutory and otherwise) to execute and deliver the Agreements and to purchase the Securities. The
Agreements  have  been  duly  executed  and  delivered  by  such  Purchaser  and constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

     3.13. Organization, Good Standing Qualification. If an entity, such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     3.14. Brokers. Such Purchaser shall indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any Person acting or purporting to act on behalf of such Purchaser, directly or indirectly, as a broker, finder or intermediary.

     3.15. Accredited Investor. Such Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501 of Regulation D.

     3.16. Reliance on Representation and Warranties. Such Purchaser understands that the Securities are being offered and sold to the undersigned in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities.

     4. Conditions of Each Purchaser to Closing. Each Purchaser's obligation to purchase its respective portion of the Stock at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

     4.1. Registration Rights Agreement. The Registration Rights Agreement, in form and substance satisfactory to such Purchaser, shall have been executed and delivered by all parties thereto.

     4.2. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of each applicable date they are made under Section 2, with the same force and effect as though such representations and warranties had been made on and as of each such applicable date.

     4.3. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

     4.4. Certificate. The Company shall execute and deliver to each Purchaser a certificate of a duly authorized officer of the Company, dated as of the Closing Date, certifying as to the matters set forth in Sections 4.2 and 4.3.

     4.5. Opinion of Counsel. The Company shall deliver to each Purchaser an opinion of counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to such Purchaser.

     5. Certain Definitions. For the purposes of this Agreement the following terms have the respective meanings set forth below:

     5.1. "Additional Securities" means the warrants contemplated by the Registration Rights Agreement and the Common Stock issuable upon exercise of such warrants.

     5.2. "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     5.3.  "Regulation  D" means  Regulation D promulgated  under the Securities
Act.

     5.4. "Securities Act" means, as of any given time, the Securities Act of 1933, as amended, or any similar federal law then in force.

     5.5. "Securities Exchange Act" means, as of any given time, the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     5.6. "Securities and Exchange Commission" means the Securities and Exchange Commission or any governmental body or agency succeeding to the functions thereof.

     6. Miscellaneous.

     6.1. Amendments and Waivers.

     (a) This Agreement, together with the Registration Rights Agreement, set forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior discussions, negotiations, agreements and understandings (oral or written) with respect to such subject matter. This Agreement or any provision hereof may be (i) amended only by mutual written agreement of the Company and the Purchasers or (ii) waived only by written agreement of the waiving party. No course of dealing between or among the parties will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     (b) After an amendment or waiver becomes effective, it shall bind each holder of any Securities, regardless of whether such holder held such Securities at the time such amendment or waiver became effective, or subsequently acquired such Securities.

     6.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and each Purchaser and its successors and assigns. The provisions hereof which are for each Purchaser's benefit as purchaser or holder of the Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities.

     6.3. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three business days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address for such party indicated on the signature page hereof or at such other address as such party may have designated by advance written notice to the other parties.

     6.4. Governing Law. This Agreement shall be governed by the internal laws of the State of Washington, without giving effect to its conflict of law principles. All disputes between the parties hereto arising out of or in connection with the Agreements or the Securities, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

     6.5. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of the Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     6.6. Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts (or facsimile copies thereof) shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Agreement.

     6.7. Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

     6.8. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

     6.9. Survival of Warranties. The representations, warranties and covenants of the Company and the Purchasers made in this Agreement shall survive the execution and delivery of this Agreement and the Closing Date.


     6.10. Exculpation Among Purchasers. Each Purchaser acknowledges that such Purchaser is not relying upon any other Purchaser or any other Person, other than the Company and its officers and directors, in connection with any purchase of the Stock hereunder or decision to invest in the Company. Each Purchaser agrees that no other Purchaser or its respective controlling persons, officers, directors, partners, agents or employees shall be liable to such Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with any purchase of the Stock hereunder or decision to invest in the Company or the execution, delivery or performance of any of the Agreements.

     6.11. Representation. Each Purchaser acknowledges that (i) ICM Asset Management, Inc. has retained Paine, Hamblen, Coffin, Brooke & Miller LLP to represent only ICM Asset Management, Inc. and its affiliates (collectively "ICM") in connection with the Agreements and the transactions contemplated thereby, (ii) the interests of ICM may not necessarily coincide with the interests of any other Purchaser, (iii) Paine, Hamblen, Coffin, Brooke & Miller LLP does not represent any Purchaser other than ICM, and (iv) each Purchaser other than ICM has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on Paine, Hamblen, Coffin, Brooke & Miller LLP for legal representation or advice in connection with the Agreements and the transactions contemplated thereby.

     6.12. Expenses. Promptly upon request, the Company shall pay (i) the legal fees and expenses of Paine, Hamblen, Coffin, Brooke & Miller LLP incurred in connection with the Agreements and the closing of the transactions contemplated by the Agreements, in an amount not to exceed $______, and (ii) the legal fees and expenses of Paine, Hamblen, Coffin, Brooke & Miller LLP incurred in connection with the prior Subscription Agreement dated as of March 16, 2001, the prior Registration Rights Agreement dated as of March 16, 2001 and the closing of the transactions and completion of the registration contemplated thereby which have not been previously paid by the Company, in the amount of [$8,602.67]. On the Closing Date, ICM may deduct a total of $_________ from its respective portion of the Purchase Price, to be applied against such legal fees and expenses referred to in (i) and (ii) above.

     6.13. Public Disclosure. Promptly after the Closing, the Company shall make appropriate public disclosure of the closing of the purchase of the Stock hereunder.

                  [Remainder of page intentionally left blank.]

                   [Signature page to Subscription Agreement]

     IN WITNESS WHEREOF, the parties have caused this Subscription Agreement to be duly executed and delivered as of the date first set forth above.

                                            "Company"

                                            AURA SYSTEMS, INC.

                                            By:
                                            Name:
                                            Title:

                                            Aura Systems, Inc.
                                            2335 Alaska Avenue
                                            El Segundo, CA 90245
                                            Attn:
                                            Fax:

                                            "Purchasers"

                                            KOYAH LEVERAGE PARTNERS, L.P.

                                             By:      Koyah Ventures LLC,
                                                     its general partner
Portion of
Purchase Price:  $_____________              By:
                                             Name:
                                             Title:
No. of Shares of
Stock:  ____________                         c/o ICM Asset Management, Inc.
                                             601 West Main Avenue, Suite 600
                                             Spokane, WA  99201
                                             Attn:    Robert Law
                                             Fax:  (509) 444-4500


                                           [KOYAH PARTNERS, L.P.

                                            By:      Koyah Ventures LLC,
                                                     its general partner
Portion of
Purchase Price:  $_____________             By:
                                            Name:
                                            Title:
No. of Shares of
Stock:  ____________                         c/o ICM Asset Management, Inc.
                                             601 West Main Avenue, Suite 600
                                             Spokane, WA  99201
                                             Attn:    Robert Law
                                             Fax:  (509) 444-4500



                                            RAVEN PARTNERS, L.P.

                                            By:      Koyah Ventures LLC,
                                                     its general partner
Portion of
Purchase Price:  $_____________              By:
                                             Name:
                                             Title:
No. of Shares of
Stock:  ____________                          c/o ICM Asset Management, Inc.
                                              601 West Main Avenue, Suite 600
                                              Spokane, WA  99201
                                              Attn:    Robert Law
                                              Fax:  (509) 444-4500

                               AURA SYSTEMS, INC.


                             SUBSCRIPTION AGREEMENT


                           Dated as of May ____, 2002